UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2025

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 30, 2025, Elme Communities (the “Company”) held a special meeting of shareholders (the “Special Meeting”).

At the Special Meeting, the Company’s shareholders voted on three proposals, each of which is described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission and first mailed to shareholders on or about September 24, 2025. As of the close of business on September 10, 2025, the record date for the Special Meeting, there were 88,161,161 outstanding common shares of the Company’s common shares of beneficial interest, $0.01 par value per share (“common shares”), which were each entitled to vote at the Special Meeting. A total of 69,957,321 common shares were voted virtually or by proxy, representing 79.4% of the votes entitled to be cast at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s shareholders were asked to consider and vote on the following matters:

1)the Portfolio Sale Proposal: to approve the sale of 19 multifamily properties of the Company to an affiliate of Cortland Partners, LLC (“Cortland”) in accordance with the terms of the Purchase and Sale Agreement, dated as of August 1, 2025, by and among the Company, WashREIT OP LLC (“Seller”), a wholly owned subsidiary of the Company, Echo Sub LLC, a wholly owned subsidiary of Seller, CEVF VI Capitol Holdings, LLC, an affiliate of Cortland and CEVF VI Co-Invest I Venture, LLC, an affiliate of Cortland (the “Portfolio Sale Transaction”), and the other transactions contemplated by the Purchase Agreement;
2)the Liquidation Proposal: to approve the Plan of Sale and Liquidation of the Company providing for the sale or disposition of all the Company’s assets (whether or not the Portfolio Sale Proposal is approved or the Portfolio Sale Transaction closes), winding down the Company’s business and affairs and terminating the Company’s existence by voluntary dissolution; and
3)the Compensation Proposal: to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Portfolio Sale Transaction and the Plan of Sale and Liquidation.

At the Special Meeting, the Company’s shareholders approved each of the proposals set forth above. The fourth proposal to approve one or more adjournments of the Special Meeting, solely with respect to the proposals for which insufficient votes to approve such proposals were cast, to a later date or dates, if necessary, appropriate or advisable to solicit additional proxies was not required and no vote was taken on that proposal.

The final voting results for each proposal are set forth below.

Portfolio Sale Proposal

At the Special Meeting, the Company’s shareholders voted to approve the Portfolio Sale Proposal. This proposal received the following votes:

For	Against	Abstain
69,556,485	221,508	179,328

Liquidation Proposal
At the Special Meeting, the Company’s shareholders voted to approve the Liquidation Proposal. This proposal received the following votes:

For	Against	Abstain
69,545,165	228,139	184,017

Compensation Proposal
At the Special Meeting, the Company’s shareholders voted to approve the Compensation Proposal. This proposal received the following votes:

For	Against	Abstain
64,874,855	4,908,498	173,968

Additionally, because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

In accordance with its terms, the Plan of Sale and Liquidation became effective on October 30, 2025, upon shareholder approval at the Special Meeting.

Subject to the satisfaction or waiver of the closing conditions set forth in the Purchase and Sale Agreement, the Company currently expects the closing of the Portfolio Sale Transaction to occur on or about November 12, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Senior Vice President and Chief Administrative Officer

October 30, 2025
(Date)